Exhibit 99.1

      Windrose Medical Properties Trust Reports Third Quarter 2004 Results

     Third Quarter Highlights:

     * Generated funds from operations (FFO) of $0.25 per share on a fully diluted basis
          - Rental revenues were $7.6 million, up 81.0% from $4.2 million in
            2003

     * Acquired two specialty medical properties totaling $49.6 million
          - One property for $3.4 million closed on July 2, 2004
          - One property for $46.0 million closed on September 20, 2004

     * Announced commencement of $33.2 million surgical hospital development

     * Priced common share offering at $12.80 per share, generating total net proceeds of $20 million after the over-allotment option exercise

     * Declared quarterly dividend of $0.22 per share


    INDIANAPOLIS, Nov. 2 /PRNewswire-FirstCall/ -- Windrose Medical Properties Trust (NYSE: WRS), a self-managed specialty medical properties REIT, announced today financial results for the third quarter ended September 30, 2004.

    Windrose reported third quarter 2004 rental revenues of $7.6 million, compared to $4.2 million in the third quarter 2003. Third quarter 2004 general and administrative expenses were $839,000, compared to $688,000 in the same quarter 2003. The third quarter 2004 non-cash loss on the interest rate swap was $10,209.

    For the three months ended September 30, 2004, net income available for common shareholders was $909,000, or $0.09 per diluted share based on 10.3 million weighted average shares outstanding, compared to $555,000, or $0.10 per diluted share based on 6.1 million weighted average shares outstanding, for the third quarter 2003. Third quarter 2004 funds from operations (FFO), comprised of net income plus depreciation and amortization from real estate, were $2.5 million, or $0.25 per diluted share with the increased share base, compared to $1.6 million, or $0.28 per diluted share for the third quarter 2003. Third quarter 2004 funds available for distribution (FAD), comprised of FFO adjusted primarily for straight-line rent and amortization of deferred financing fees were $2.3 million.

    On September 20, 2004, Windrose acquired the Biltmore Medical Mall in Phoenix, AZ for a total purchase price of $46.0 million, inclusive of $32.4 million of assumed debt. In early July, the Company closed the acquisition of Gwinnett Center for Specialty Medicine II for approximately $3.4 million.

    The Company made a decision in the third quarter that its property located in Port St. Lucie, FL, Morningside Plaza, no longer fits its medical portfolio parameters and has been classified as "held for sale." Its activities are reported under discontinued operations in the financial statements. A contract for sale has been executed and the buyer is inspecting the property pursuant to its due diligence.

    During the third quarter, Windrose announced that its development subsidiary, Hospital Affiliates Development Corp. (HADC), had commenced construction of a $33.2 million physician-operated surgical hospital, with an attached parking deck, on a 2.3-acre site in Houston, TX. The attached medical office building is on track to commence development in the fourth quarter of this year.

    On September 28, 2004, Windrose completed a secondary common share offering, issuing 1,662,000 shares at $12.80 per share for net proceeds of $20 million inclusive of the over-allotment option. At September 30, 2004, the total common shares outstanding were 11,448,292.

    As previously announced, Windrose declared a third quarter 2004 dividend of $0.22 per share. The dividend is payable on November 20, 2004 to shareholders of record on November 8, 2004.

    Fred Farrar, President and Chief Operating Officer, remarked, "We are pleased with the progress being made on the $33.2 million hospital development project announced in September. HADC generated a profit during the third quarter of approximately $52,000 facilitated by the capitalization of expenses associated with the Houston project and is profitable year-to-date."

    Fred Klipsch, Chairman and Chief Executive Officer, stated, "We made significant progress this quarter in executing our business plan. Our follow-on offering in late September is consistent with our strategy to closely time our capital raises with the deployment of the funds for property acquisitions and manage our debt levels. Our equity base is now at almost 12 million shares. At our current stock price level of just over $13 per share, our equity market capitalization is approximately $152.1 million, up from $66.6 million just one year ago. Inclusive of the recent acquisitions, we have surpassed our 2004 acquisition goal of $100 million closing over $114 million in assets this year."

    Windrose will host a conference call to discuss third quarter results on Wednesday, November 3, 2004 at 11:00 a.m. Eastern Time (10:00 a.m. Central
Time). The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing (800) 938-0653 for domestic callers and (973) 321-1100 international callers. The reservation number for both is 5240563. Those interested in listening to the conference call should dial into the call approximately 10 minutes before the start time. A live webcast of the conference call will be available online at http://www.windrosempt.com. A telephonic replay of the call will be available until November 17, 2004. The replay dial-in numbers are (877) 519-4471 for domestic callers and (973) 341-3080 for international callers. Please use reservation code 5240563. After the live webcast, the call will remain available on Windrose Medical Properties Trust's Web site, http://www.windrosempt.com, through December 1, 2004.


    About Windrose Medical Properties Trust

    Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.


    Safe Harbor

    Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.


                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
              For the Three Months Ended September 30, 2004, and
                              September 30, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)

                                             Three months     Three months
                                                ended            ended
                                               9/30/2004        9/30/2003
    RENTAL OPERATIONS

    Revenues
     Rent                                       $7,589           $4,191

    Operating expenses
     Property taxes                                626              240
     Property operating                          1,486              608
     Depreciation and amortization               1,658            1,041
       Total operating expenses                  3,770            1,889

        Operating income from rental operations  3,819            2,302

    SERVICE OPERATIONS (HADC)

    Revenues
    Development and project management fees        247              387

    Expenses
     Cost of sales and project costs               159              312
     General and administrative expenses            36              143
       Gain (Loss) from service operations          52              (68)

    GENERAL AND ADMINISTRATIVE EXPENSES
     Corporate operations                          839              688

     Operating income                            3,032            1,546

    OTHER INCOME (EXPENSE)
     Interest Income (expense)                  (2,138)          (1,168)
     Gain (loss) on interest
      rate swap                                    (10)             127
    Other Income (Expense)                         (34)              -
       Total other income (expense)             (2,182)          (1,041)

    Income tax benefit                             -                -

       Net income before Minority Interest         850              505

       Minority interest in income of common
        unit holders and other subsidiaries        (38)             (36)

    Discontinued Operations
       Income from discontinued operations          97               86
       Net Income from discontinued operations      97               86

         Net income available for common
          shareholders                            $909             $555

    Weighted average shares of common stock
     outstanding
      - Basic                                    9,965            5,692
      - Diluted                                 10,332            6,052

    Net income per common share
     - Basic and diluted                         $0.09            $0.10


                 Condensed Consolidated Financial Information
              For the Three Months Ended September 30, 2004, and
                              September 30, 2003
               (Dollars in Thousands, except per share amounts)
                                 (Unaudited)


                                             Three months     Three months
                                                ended            ended
                                               9/30/2004        9/30/2003

    Funds from operations(1) (FFO):
      Net income                                 $909             $555
      Add back (deduct):
        Lease intangible amortization and
         depreciation expense on continuing
         operations                             1,658            1,041
        Lease intangible amortization
         and depreciation expense on
         discontinued operations                   32               33
        Minority interest share of
         depreciation and amortization            (63)             (63)

    Funds from operations (FFO)                $2,536           $1,566

    FFO per common share
     - Basic and  Diluted                       $0.25            $0.28


                   Windrose Medical Properties Trust, Inc.
                 Condensed Consolidated Financial Information
                For the Three Months Ended September 30, 2004
                            (Dollars in Thousands)
                                 (Unaudited)

                                                    Three months
                                                        ended
                                                      9/30/2004
    Funds available for distribution(2) (FAD)
     Funds from operations (FFO)                       $2,536
     Add back (deduct):
      Straight-line rent adjustment from
       continuing operations                             (420)
      Straight-line rent adjustment from
       discontinued operations                             (2)
      Rental income associated with above/below
       market leases                                      (25)
      Amortization of deferred financing fees             197
      Depreciation of Property, plant and equipment        34
      Loss on interest rate swap                           10
      Minority interest share of FAD adjustments           14
                                                       $2,344

     Cash Spent on Tenant Improvements, Capital Expenditures and Leasing
                                 Commissions

      Capital expenditures                                 68
      Tenant improvements and leasing commissions         153
    Total                                                $221


             Reconciliation of Net Income to Cash Flows Provided
                           by Operating Activities
                                 (Unaudited)

                                                    Three months
                                                        ended
                                                      9/30/2004

    Net income                                          $909

    Adjustments to reconcile net income to net cash
     provided by operating activities
      Depreciation and amortization                    1,690
     Rental Income associated with above/below
      market lease                                       (25)
     Loss on interest rate swap                           10
     Amortization of deferred financing fees             197
     Amortization of fair value of debt                 (248)
     Minority interest in earnings                        42
     Increase (decrease) in cash due to changes in:
      Construction payables, net                          78
      Straight line rent receivable                     (422)
      Revenue earned in excess of billings               (26)
      Billings in excess of revenues earned              (19)
      Receivables from tenants                          (266)
      Accounts payable and other accrued expenses      1,070
      Cash flows provided by operating activities     $2,990


                Reconciliation of Cash Flows Used in Operating
             Activities to Funds Available for Distribution (FAD)
                                 (Unaudited)

                                                    Three months
                                                        ended
                                                      9/30/2004
    Cash flows provided by operating activities       $2,990
      Add:
       Non-income Operating Cash Flows:
        Billings in excess of revenues earned             19
        Revenue in excess of  billings                    26
        Receivables from tenants                         266
        Amortization of fair value of debt               248
        Depreciation of property,  plant and Equipment    34

     Deduct:
       Non-income Operating Cash Flows:
        Other accrued revenues and expenses           (1,070)
        Construction payables, net                       (78)
        Minority interest in earnings                    (42)
        Minority interest share of depreciation and
         amortization and FAD Adjustments                (49)

     Funds available for distribution  (FAD)          $2,344


                   Windrose Medical Properties Trust, Inc.
                    Condensed Consolidated Balance Sheets
                            (Dollars in Thousands)
                                 (Unaudited)

                                               9/30/2004       12/31/2003

    Cash and cash equivalents                    17,268           17,387
    Net real estate assets                      268,367          162,105
    Other assets                                 23,306            8,401
     Total assets                               308,941          187,893

    Secured debt                                174,135           76,893
    Payables and other liabilities               12,438            3,753
    Dividend payable                                -              1,252
    Minority interest                             3,875            3,837
    Shareholders' equity                        118,493          102,158
    Total liabilities and
     shareholders' equity                       308,941          187,893

     (1) The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation and amortization expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. FFO should not be considered as an alternative to cash flows from operating, investing and financing activities as a measure of liquidity. The White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, plus real estate related depreciation and amortization and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures

     (2) The Company's management considers funds available for distribution ("FAD") to be a useful liquidity measure because FAD provides investors with an additional basis to evaluate the ability of the Company to incur and service debt and to fund capital expenditures and distributions to shareholders and unit holders. The Company derives FAD by adjusting FFO for certain non-cash items such as the straight line rent adjustment, the interest rate swap gain/loss, amortization of loan fees and depreciation of non-real estate property, plant and equipment.

         The Company's calculations of FFO and FAD may not be comparable to FFO and FAD reported by other real estate investment trusts ("REITs") due to the fact that not all REITs use the same definitions. FFO and FAD should not be considered as alternatives to net income as indicators of the Company's operating performance or alternatives to cash flows as measures of liquidity. FFO and FAD do not measure whether cash flow is sufficient to fund all of the Company's cash needs, including principal amortization, capital expenditures, and distributions to shareholders and unit holders. Additionally, FFO and FAD do not represent cash flows from operating, investing or financing activities as defined by GAAP.

         Reclassifications: Certain prior quarter balances have been reclassified to conform to the current presentation.

     Contact:                               Investors/Media:
     Windrose Medical Properties Trust      The Ruth Group
     Fred Farrar                            Stephanie Carrington/Jason Rando
     President and COO                      646 536-7017/7025
     317 860-8213                           scarrington@theruthgroup.com
                                            jrando@theruthgroup.com



SOURCE  Windrose Medical Properties Trust
    -0-                             11/02/2004
    /CONTACT: Fred Farrar, President and COO of Windrose Medical Properties Trust, +1-317-860-8213; or Stephanie Carrington, +1-646-536-7017,
scarrington@theruthgroup.com, or Jason Rando, +1-646-536-7025, jrando@theruthgroup.com, both of The Ruth Group for Windrose Medical Properties Trust /
    /Web Site: http://www.windrosempt.com /
    (WRS)

CO:  Windrose Medical Properties Trust
ST:  Indiana
IN:  RLT FIN
SU:  ERN CCA